DATE: Acquisition of PBB Bancorp Exhibit 99.2

Safe Harbor Statement This presentation may contain forward-looking statements regarding First Foundation Inc. and its wholly-owned subsidiary, First Foundation Bank, PBB Bancorp and its wholly-owned subsidiary, Premier Business Bank, and the proposed acquisition. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; regulatory approvals of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; the shareholders of PBB Bancorp may fail to approve the consummation of the acquisition; and other conditions to the closing of the acquisition may not be satisfied. Annualized, pro forma, projected and estimated numbers in this presentation are used for illustrative purposes only, are not forecasts and may not reflect actual results. Further information on First Foundation's risk factors is contained in its filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2016. Any forward-looking statement made by First Foundation herein speaks only as of the date on which it is made. Factors or events that could cause First Foundation's actual results to differ may emerge from time to time, and it is not possible for First Foundation to predict all of them. First Foundation and PBB Bancorp undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Additional Information about the Merger and Where to Find it The merger will require the approval of PBB Bancorp’s shareholders. This presentation is not a recommendation in favor of a vote on the transaction, nor is it a solicitation of proxies in connection with any such vote. PBB Bancorp will prepare and mail a proxy statement and other relevant documents to its shareholders in connection with the merger. The parties intend that First Foundation will issue shares of its common stock in the merger in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, following a fairness hearing to be convened by the Commissioner of the California Department of Business Oversight. Details about the fairness hearing, including a formal notice of the hearing, will be published and made available to PBB Bancorp shareholders in accordance with Section 25142 of the California Corporations Code.   SHAREHOLDERS OF PBB BANCORP ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS THE FAIRNESS HEARING NOTICE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT, IN ADDITION TO ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.   The proxy statement, fairness hearing notice, and other relevant materials (when they become available) may be obtained free of charge by contacting the Corporate Secretary of PBB Bancorp at (213) 689-4800. PBB Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from PBB Bancorp’s shareholders in connection with the proposed merger. Information concerning such participants’ ownership of PBB Bancorp and First Foundation equity securities will be set forth in the proxy statement relating to the merger when it becomes available. This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.

Transaction Rationale Expansion of First Foundation's presence throughout Southern California. Revenue opportunity from expanded product set offered through PBB’s branches (both lending and FFA products). Expanded deposit gathering opportunities in PBB’s branches from leveraging First Foundation infrastructure and technology. Attractive financial metrics with low execution risk. First Foundation’s proven track record of opportunistic M&A. + First Foundation Branches¹ PBB Bancorp Branches California Franchise Southern California Note(s): 1: Map excludes First Foundation branch in Honolulu.

PBB Bancorp – Complimentary, Growing Franchise Financial Highlights Franchise Highlights (9/30/17) Deposit Composition Loan Composition $587 million in assets and 6 branches throughout Southern California. Attractive profitability metrics with a 2017 3Q Net Interest Margin of over 4%. 26% non-interest bearing deposits. Cost of average deposits 2017 Q3: 0.57%

PBB Bancorp common stock exchanged for 1.050 shares of First Foundation Approximately 5.22mm shares of First Foundation in 100% stock consideration PBB Bancorp’s options to be cashed out Pro Forma ownership of 12.9% as of September 30, 2017 Combined bank will operate under the First Foundation brand name Deal Terms Pricing Metrics2 Approvals / Timing Value to Common Shareholders$99.3 million Value to Option Holders$6.6 million Aggregate Deal Value: $106.0 million Price3 / Tangible Book:2.03x Price3 / LTM Earnings: 19.8x Price3 / MRQ Earnings Annualized:20.9x Tangible Book Premium4 / Core Deposits5: 16.2% PBB Bancorp shareholder approval Customary regulatory approvals Closing anticipated during 2017 Q2 Note(s): 2: Pricing metrics assumes FFWM stock price of $19.04 - price as of market close on December 18, 2017. 3: Price defined as value to common shareholders. 4: Tangible book premium defined as aggregate deal value less PBB Bancorp’s tangible book value as of 2017 Q3. 5: Core deposits defined as all deposits less all CD’s greater than $100,000. Transaction Overview

Pro Forma Transaction Impact

Pro Forma Balance Sheet[6]	▪ Total Assets	$4.7 billion
	▪ Total Net Loans	$3.7 billion
	▪ Total Deposits	$3.7 billion
Pro Forma Per Share Impact Accretion / (Dilution)	▪ 2018 EPS (Excl. Merger Exp.)	~10.0%
	▪ 2019 EPS	~8.0%
	▪ TBV/Share	~(3.6%)
	▪ TBV Earnback (Crossover Method[7])	3.8 years
Capital Ratios[8]	▪ Tier 1 Leverage Ratio – Current / Pro Forma	8.4% / 8.3%
	▪ Total RBC Ratio – Current / Pro Forma	13.0% / 12.5%

Transaction Assumptions

- $5.1 million in pretax transaction costs (approximately 5 % of transaction value)
- Cost saves of approximately 40% based on PBB Bancorp annualized 2017 3Q noninterest expense
- Core deposit intangible of 1.50% of core deposits; amortized over 10 years.
- Loan credit mark of 1.00% of loans (approximately $4.8 million)

FIRST FOUNDATION

Copyright © 2017 First Foundation Inc. All Rights Reserved

Note(s):
6: Pro Forma Balance Sheet figures reflect the combined financial position of each company as of 9/30/2017.
7: Crossover method defined as the number of years for projected pro forma TBV per share to exceed projected stand-alone TBV per share.
8: Capital ratios as of 9/30/17.

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CONTACT John Michel Chief Financial Officer (949) 202-4160 jmichel@ff-inc.com Tyler Resh Director of Marketing and Strategy (949) 202 4131 tresh@ff-inc.com